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                                                                      Exhibit 21


                         Subsidiaries of the Registrant

          Listed below are the subsidiaries of the Company, each of which is in the consolidated financial statements of the Company, and the percentage of ownership by the Company.

                                        Jurisdiction of               Securities
Name of Subsidiary                       Incorporation                Ownership
------------------                       -------------                ---------

Amende Cabinet Corporation                 Virginia                     100%